UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2021

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 Entry into a Material Definitive Agreement

On January 20, 2021, IDEAYA Biosciences, Inc. (“we,” “us,” “our,” or the “Company”) entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC, as sales agent (“Jefferies”), with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having aggregate gross proceeds of up to $90.0 million (the “Shares”) through Jefferies as its sales agent.

Under the Sale Agreement, Jefferies may sell the Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Global Select Market or any other trading market for the Common Stock.

We will pay Jefferies a commission equal to three percent (3.0%) of the aggregate gross proceeds from each sale of the Shares sold through Jefferies under the Sale Agreement, and have provided Jefferies with customary indemnification and contribution rights. The Sale Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sale Agreement or (ii) the termination of the Sale Agreement by Jefferies or us, as permitted therein. In addition, under the Sale Agreement, Jefferies may sell the Shares in privately negotiated transactions with our consent and in block transactions. Under certain circumstances, we may instruct Jefferies not to sell the Shares if the sales cannot be effected at or above the price designated by us from time to time.

Any Shares to be offered and sold under the Sale Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-238849), which became effective on June 10, 2020. The Company filed a prospectus supplement with the Securities and Exchange Commission on January 20, 2021 in connection with the offer and sale of the Shares pursuant to the Sale Agreement.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is furnished as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated January 20, 2021, relating to the validity of the Shares to be issued and sold pursuant to the Sale Agreement, a copy of which is filed as Exhibit 5.1 to this Current Report.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Open Market Sale AgreementSM by and between the Company and Jefferies LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: January 21, 2021	By:	/s/ Yujiro Hata
Yujiro Hata President and Chief Executive Officer